Explanation of Responses:
1.
This Form 4 is filed on behalf of Matthew Lindenbaum, Bennett Lindenbaum, Basswood Capital Management, L.L.C., Basswood Partners, L.L.C., Basswood Financial Fund, LP (“BFF”), Basswood Opportunity Fund, Inc. (“BOF”)., Basswood Financial Long Only Fund, LP (“BLOF”), Basswood Opportunity Partners, LP (“BOP”) and Basswood Financial Fund, Inc. (“BFF, Inc.”) (collectively, the “Reporting Persons”). Basswood Capital Management, L.L.C. is the investment manager or adviser to BFF, BOF, BLOF, BOP and Basswood Enhanced Long Short Fund, L.P. (“BELS” and, together with BFF, BOF, BLOF, BFF, Inc. and BOP, the “Funds”) and the managed accounts and may be deemed to have a pecuniary interest in the Common Stock directly held by BFF, Inc. and held in the managed accounts. Basswood Partners, L.L.C. is the general partner of BFF, BOP and BLOF, and may be deemed to have a pecuniary interest in the Common Stock held directly by BFF, BOP and BLOF. Matthew Lindenbaum and Bennett Lindenbaum are the managing members of Basswood Capital Management, L.L.C. and may be deemed to have a pecuniary interest in the Common Stock directly held by the Funds and held in the managed accounts, and also directly hold shares of Common Stock.  Basswood Capital Management, L.L.C., Basswood Partners, L.L.C., and the Funds disclaim beneficial ownership of the shares held directly by Matthew Lindenbaum and Bennett Lindenbaum.  Basswood Capital Management, L.L.C. also disclaims beneficial ownership of the shares held by BFF, BOF, BLOF, BOP and BELS. Basswood Partners, L.L.C. also disclaims beneficial ownership of the Common Stock held by BELS, BFF, Inc. and the managed accounts.  Each Fund disclaims beneficial ownership of the shares held directly by each other Fund and the managed accounts.  Matthew Lindenbaum and Bennett Lindenbaum each disclaim beneficial ownership of the shares held directly by the other.

2.	Common Stock held directly by Basswood Financial Fund, LP.
3.	Common Stock held directly by Basswood Financial Long Only Fund, LP.
4.	Common Stock held directly by Basswood Financial Fund, Inc.
5.	Common Stock held directly by certain separate accounts managed by Basswood Capital Management, L.L.C.
6.	Common Stock held directly by Basswood Opportunity Partners, L.P.
7.	Common Stock held directly by Basswood Opportunity Fund, Inc.
8.	Common Stock held directly by Basswood Enhanced Long Short Fund, L.P.
9.	Common Stock held directly by Matthew Lindenbaum.
10.	Common Stock held directly by Bennett Lindenbaum.

Remarks:
Date: January 2, 2018